Exhibit 4.5

EXECUTION VERSION

$350,000,000

HealthSouth Corporation
5.75% Senior Notes due 2024

REGISTRATION RIGHTS AGREEMENT
August 7, 2015
Goldman, Sachs & Co.,
As Representative of the several Purchasers
named in Schedule I hereto,
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198

and

Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
as Purchasers (as defined below)
Dear Ladies and Gentlemen:

HealthSouth Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the purchasers listed on Schedule I hereto (collectively, the “Purchasers”), upon the terms set forth in a purchase agreement dated as of August 4, 2015 (the “Purchase Agreement”), $350,000,000 aggregate principal amount of its 5.75% Senior Notes due 2024 (the “Initial Securities”) to be unconditionally guaranteed on a senior unsecured basis by the subsidiaries of the Company designated as guarantors in Schedule II to the Purchase Agreement (the “Initial Guarantors”) and certain subsidiaries of the Company (the “Additional Subsidiary Guarantors” and, together with the Initial Guarantors, the “Guarantors”) that shall become party to this Registration Rights Agreement (this “Agreement”) upon execution of a joinder agreement to this Agreement substantially in the form of Annex A hereto (the “Registration Rights Joinder”). The Initial Securities will be issued pursuant to an indenture (the “Base Indenture”), dated as of December 1, 2009, between the Company and Wells Fargo Bank, National Association (successor to The Bank of Nova Scotia Trust Company of New York), as trustee (the “Trustee”), as supplemented by the fourth supplemental indenture to the Base Indenture, dated

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September 11, 2012, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Existing Indenture”), and as further supplemented by a sixth supplemental indenture to the Base Indenture, dated August 7, 2015, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Sixth Supplemental Indenture”, and, together with the Base Indenture and the Fourth Supplemental Indenture, the “Indenture”). As an inducement to the Purchasers to enter into the Purchase Agreement, the Company agrees with the Purchasers, for the benefit of the holders of the Initial Securities (including the Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively, the “Holders”), as follows:

1. Registered Exchange Offer. Unless not permitted by applicable law or Commission policy or required to avoid a violation of applicable law or Commission policy, the Company and the Guarantors shall prepare and use commercially reasonable efforts to file, not later than 180 days (or if the 180th day is not a business day, the first business day thereafter) (such 180th day or first business day thereafter being an “Exchange Offer Filing Deadline”) after the date on which the Initial Securities are first issued (the “Issue Date”), with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Initial Securities that are Transfer Restricted Securities (as defined in Section 6(d) hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the “Exchange Securities”) of the Company issued under the Indenture identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) and that would be registered under the Securities Act. The Company and the Guarantors shall use their commercially reasonable efforts to (i) cause such Exchange Offer Registration Statement to become effective under the Securities Act within 240 days after the Issue Date (or if the 240th day is not a business day, the first business day thereafter) (such 240th or first business day thereafter day being an “Effectiveness Deadline”) and (ii) keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is sent to the Holders (such period being called the “Exchange Offer Registration Period”). As used herein, the term “business day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to remain closed in New York City, New York.

If the Company commences the Registered Exchange Offer, the Company, on behalf of itself and the Guarantors, (i) will be entitled to consummate the Registered Exchange Offer 30 days after such commencement (provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer) and (ii) shall use commercially reasonable efforts to consummate the Registered Exchange Offer no later than 40 days (or longer if required by applicable law) after the date on which the Exchange Offer Registration Statement is declared effective (or if the 40th day is not a business day, the first business day thereafter), but in any event no

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later than 300 days after the Issue Date (such 300th day (or longer if required by applicable law) being the “Consummation Deadline”) by the Commission.
Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company, on behalf of itself and the Guarantors, shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate (as defined below) of the Company or the Guarantors, acquires the Exchange Securities in the ordinary course of such Holder’s business,has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer and, if such Holder is a Participating Broker-Dealer (as defined below) and will receive Exchange Securities for its own account in exchange for Transfer Elected Securities acquired as a result of market-making or other trading activities, agrees to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. As used herein, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.
The Company and the Guarantors acknowledge that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder that is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex B hereto on the cover of such prospectus, (b) Annex C hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section of such prospectus, and (c) Annex D hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) a Purchaser that elects to sell Exchange Securities acquired in exchange for Initial Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.
The Company and the Guarantors shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or a Purchaser, such period shall be the earlier to occur of the 180th day after the consummation of the Registered Exchange Offer and the date on which all Exchanging Dealers and the Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company and the Guarantors shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of

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any Exchange Securities for a period of not less than 180 days after the consummation of the Registered Exchange Offer.
If, upon consummation of the Registered Exchange Offer, any Purchaser holds Initial Securities acquired by it as part of the initial distribution, the Company, on behalf of itself and the Guarantors and simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Purchaser upon the written request of such Purchaser, which request must be made no later than the date of acceptance of the Exchange Offer, in exchange (the “Private Exchange”) for the Initial Securities held by such Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the “Private Exchange Securities”). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the “Securities”.
In connection with the Registered Exchange Offer, the Company, on behalf of itself and the Guarantors, shall:
(a) mail (or , to the extent permitted or required by applicable procedures or regulations of The Depository Trust Company (“DTC”), send electronically) to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
(b) keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is sent to the Holders;
(c) utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee or an affiliate of the Trustee;
(d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and
(e) otherwise comply in all material respects with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:
(x) accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;
(y)  deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and
(z)  cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.
The Indenture provides that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one

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class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.
Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from May 1, 2015.
Each Holder participating in the Registered Exchange Offer shall be required to represent and warrant to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder have been acquired in the ordinary course of business, (ii) such Holder has no arrangements or understanding with any person to participate in the distribution of the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an affiliate, of the Company or any Guarantor or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Securities and that it will acknowledge such prospectus delivery obligations.
Notwithstanding any other provisions hereof, the Company and the Guarantors will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not, as of its date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Exchange Securities received by Holders in the Registered Exchange Offer are not or would not be, upon receipt, transferable by each such Holder without restriction under the Securities Act, (ii) the Registered Exchange Offer is not consummated by the 300th day after the Issue Date (or if the 300th day is not a business day, the first business day thereafter), (iii) any Purchaser so requests within 10 business days following the consummation of the Registered Exchange Offer with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) notifies the Company within 10 business days following consummation of the Registered Exchange Offer that such Holder is not eligible to participate in the Registered Exchange Offer or such Holder may not resell the Exchange Securities acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available

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for such resales by such Holder, or such Holder is a broker-dealer and holds Initial Securities that are part of an unsold allotment from the original sale of the Initial Securities, the Company and the Guarantors shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through (iv) occur, which date in the case of clause (iii) or (iv) shall be the date on which the Company receives the required notice, being a “Trigger Date”):

(a) The Company and the Guarantors shall, at their cost, promptly, but in no event more than 300 days after the Trigger Date (or if the 300th day is not a business day, the first business day thereafter) (such 300th day (or first business day thereafter, as applicable) being a “Shelf Registration Statement Filing Deadline”, together with the Exchange Offer Filing Deadline, each, a “Filing Deadline”), use commercially reasonable efforts to file on a single occasion with the Commission and thereafter (i) in the case of Section 2(i) above, use their commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) on or prior to the 300th day following the Issue Date and (ii) in the case of Section 2(ii) through 2(iv) above, use their commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) on or prior to the 90th day after the Shelf Registration Statement Filing Deadline (each of such days being an “Effectiveness Deadline”) a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than a Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder and complies with the provisions of Section 3(m); provided further that in no event shall the Company be required to file the Shelf Registration Statement or have such Shelf Registration Statement declared effective prior to the applicable deadlines for the Exchange Offer Registration Statement.

(b) The Company and the Guarantors shall use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of one year (or for such longer period if extended pursuant to Section 3(j) below) from the effective date of the Shelf Registration Statement or such shorter period that will terminate (i) when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto or (ii) on the earliest date (A) that is no less than one year after the Issue Date and (B) on which all the Securities covered by the Shelf Registration Statement (except for Securities held by an affiliate of the Company) are no longer subject to any restrictions on transfer under the Securities Act, including those pursuant to Rule 144 (the “Shelf Registration Period”). Except as provided elsewhere in this Agreement, the Company and the Guarantors shall be deemed not to have used their commercially reasonable efforts to keep the Shelf Registration Statement effective during

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the requisite period if they voluntarily take any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law or Commission policy or required to avoid a violation of applicable law or Commission policy.

(c) Notwithstanding any other provisions of this Agreement to the contrary, the Company and the Guarantors shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be responsible for any information furnished by or on behalf of a Holder for inclusion in the Shelf Registration Statement or any related prospectus or any amendment or supplement thereto.

3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a) The Company and the Guarantors shall (i) furnish to each Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein; (ii) include the information set forth in Annex B hereto on the cover, in Annex C hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex D hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex E hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer (in each case, subject to such changes therein as are required to accurately reflect then-current law or Commission policy and to conform to the style and terms used in the Exchange Offer Registration Statement or the Letter of Transmittal, as applicable); (iii) if requested by a Purchaser, include the information required by Item 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of

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the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Rule 430B(b) under the Securities Act, in the prospectus supplement that becomes a part thereof pursuant to Rule 430B(f) under the Securities Act) that is delivered to any Holder pursuant to Section 3(d) and (f) the names of the Holders who propose to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement as selling securityholders; provided that such Holders have provided the Company with such information prior to the filing of the Shelf Registration Statement or the prospectus supplement, as applicable.

(b) The Company and the Guarantors shall give notice to the Purchasers, the Holders of the Securities and, with respect to clauses (ii) through (v) below, any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii) through (v) below shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):
(i) when the Registration Statement or any post-effective amendment thereto has become effective;
(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;
(iii) of the initiation of any proceedings for the purpose of suspending effectiveness of the Registration Statement, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405 under the Securities Act;
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c) The Company and the Guarantors shall use commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement.

(d) If not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System or similar system, upon the written request of a Holder of Securities included within the coverage of the Shelf Registration, the Company and the Guarantors shall furnish to such Holder, without charge and upon the written request of such

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Holder, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference therein). The Company and the Guarantors shall not, without the prior consent of the Purchasers, and each Purchaser, Holder of the Securities and Participant Broker-Dealer shall not, without the prior written consent of the Company, make any offer relating to the Securities that would constitute a “free writing prospectus”, as defined in Rule 405 under the Securities Act.

(e) If not otherwise available on the Commission’s EDGAR System or similar system, upon the written request of a Purchaser, Exchanging Dealer or Holder, the Company and the Guarantors shall deliver to such Exchanging Dealer and such Purchaser, and to such Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

(f) The Company and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g) The Company and the Guarantors shall deliver to each Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h) Prior to any public offering of the Securities pursuant to any Registration Statement, the Company, on behalf of itself and the Guarantors, shall use its commercially reasonable efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary

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or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i) Unless the Securities are in book-entry form, the Company and the Guarantors shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends (consistent with the provisions of the Indenture) and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company and the Guarantors shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend (the “Suspension Notice”) the use of the prospectus until the requisite changes to the prospectus have been made, then the Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus (and shall keep confidential the cause of such notice for so long as such cause is not otherwise publicly known), and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j). Each Holder receiving a Suspension Notice hereby agrees that (unless prohibited by applicable law or internal policy of such Holder) it will either (i) destroy all prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated prospectuses or (ii) deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Securities that was current at the time of receipt of the Suspension Notice. During the period in which the Company is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Company and the Guarantors will, prior to the three-year expiration of that Shelf Registration Statement, file and use their commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that

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avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions of such Securities, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement; provided, however in no event shall the Company and the Guarantors be obligated to keep any Shelf Registration Statement effective beyond the period as required by Section 2(b) of this Agreement as extended by the number of days provided for in the second sentence of this Section 3(j) and the penultimate sentence of Section 3(u).

(k) Not later than the effective date of the applicable Registration Statement, the Company and the Guarantors will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with DTC.

(l) The Company and the Guarantors will comply in all material respects with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement,. The Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable period of time after receiving such request; no Holder shall be entitled to Additional Interest pursuant to Section 6 unless and until such Holder shall have provided such information.

(n) The Company and the Guarantors shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Transfer Restricted Securities shall reasonably request in order to facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration.

(o) In the case of any Shelf Registration, the Company and the Guarantors, as applicable, shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties

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of the Company at such offices where such information is normally kept and during normal business hours and (ii) cause the Company’s officers, directors and employees, and use commercially reasonable efforts to cause its accountants and auditors, to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Purchasers by Goldman, Sachs & Co. and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof; provided further, however, that the conduct of the foregoing inspection and information gathering shall be subject to the execution by all persons party to such inspection and information gathering of a reasonable confidentiality undertaking in customary form with respect to confidential and proprietary information of the Company.

(p) In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall (i) use commercially reasonable efforts to cause its counsel (who may be an employee of the Company) to deliver one or more opinions and updates thereof relating to the Securities in forms materially consistent (taking into account the nature of the relevant offering) with the opinions agreed upon by such counsel and the Purchasers in connection with the Company’s issuance of the Initial Securities addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement; (ii) cause its officers to execute and deliver all documents and certificates and updates thereof customary for underwritten offerings of debt securities similar to the Securities requested by the Managing Underwriters (as defined below) of the applicable Securities and (iii) use commercially reasonable efforts to cause its independent registered public accounting firm and the independent registered public accounting firm with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72 and any other applicable pronouncements.

(q) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

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(r) If so requested by Holders of a majority in aggregate principal amount of Securities covered by a Registration Statement, or by the Managing Underwriters, if any, the Company and the Guarantors will use their commercially reasonable efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by such Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by such Registration Statement to be rated with the appropriate rating agencies.

(s) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantors will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 5121, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 5121) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(t) The Company and the Guarantors shall use their commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

(u) Each Holder and each Participating Broker-Dealer agrees by acquisition of Initial Securities or Exchange Securities that, upon the Company providing notice to such Holder or Participating Broker-Dealer, as the case may be, (x) of the happening of any event of the kind described in paragraphs (ii) through (v) of Section 3(b) hereof, or (y) that the Board of Directors of the Company has resolved that the Company has a bona fide business purpose for doing so, then, upon providing such notice (which shall refer to this Section 3(u)), the Company may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration Statement, in all cases, for a period (a “Delay Period”) expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) hereof or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any

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amendments or supplements thereto, and (ii) in the case of the immediately preceding clause (y), the date which is the earlier of (A) the date on which such business purpose ceases to interfere with the Company’s and the Guarantors’ obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement and (B) 90 days after the Company notifies the Holders of such good faith determination. There shall not be more than 90 days of Delay Periods during any 12-month period. The period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by a number of days equal to the number of days during any Delay Period. Any Delay Period will not alter the obligations of the Company or the Guarantors to pay Additional Interest under the circumstances set forth in Section 6 hereof.

4. Registration Expenses.

(a) All expenses incident to the Company’s and the Guarantors’ performance of and compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation:
(i) all registration and filing fees and expenses;
(ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;
(iii) all expenses of printing (including printing certificates for the Securities to be issued in the Registered Exchange Offer and the Private Exchange and printing of Prospectuses if requested by the Managing Underwriters, if any, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities in any Registration Statement or by any Participating Broker-Dealer during the period such persons must comply with the prospectus delivery requirements of the Securities Act in order to resell the Exchange Securities), messenger, telephone and delivery services incurred in connection with performance of their obligations hereunder;
(iv) all fees and disbursements of counsel for the Company and the Guarantors; and
(v) all fees and disbursements of the independent registered public accounting firm of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company and the Guarantors will bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company and the Guarantors.

(b) In the event that a Shelf Registration Statement is required by this Agreement, the Company and the Guarantors shall bear or reimburse the Holders of the Securities covered thereby for the reasonable and documented fees and disbursements of not more than one firm of counsel, who shall be Cahill Gordon & Reindel LLP unless another firm shall be chosen by the

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Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.

5. Indemnification; Contribution.
(a) The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each of their respective affiliates, the directors, officers, employees and agents and each person who controls (within the meaning of either the Securities Act or the Exchange Act) any Holder of the Securities or any Participating Broker-Dealer, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus included in a Registration Statement or in any preliminary prospectus or any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holders or any such Participating Broker-Dealer specifically for inclusion therein. The Company and the Guarantors shall also indemnify underwriters in connection with any Shelf Registration, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested in writing by such Holders. This indemnity agreement will be in addition to any liability which the Company or the Guarantors may otherwise have.
(b) Each Holder of the Securities and each Participating Broker-Dealer agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs a Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Holders of the Securities and Participating Broker-Dealers, but only with reference to written information relating to the Holders of the Securities

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and the Participating Broker-Dealers furnished to the Company by or on behalf of any such Holder or Participating Broker-Dealer specifically for inclusion in the documents referred to in the foregoing indemnity. Any underwriter that is covered by the indemnity in the preceding paragraph (a) shall also indemnify the Company, each of its directors, each of its officers who signs a Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as provided above in this paragraph (b). This indemnity agreement will be in addition to any liability which any such underwriter, the Holders of the Securities and Participating Broker-Dealers may otherwise have.
(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by indemnifying party or parties, on the one hand, and the indemnified party on the other hand from the exchange of Securities pursuant to the Registered Exchange Offer or the registration of the Initial Securities pursuant to the Shelf Registration, as applicable. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors, the Holders of Securities and the Participating Broker-Dealers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holders of Securities and the Participating Broker-Dealers, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the relevant Holder, Participating Broker-Dealer or other indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors, the Holders of Securities and any Participating Broker-Dealer agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder of Securities or Participating Broker-Dealer within the meaning of either the Act or the Exchange Act and each affiliate, director, officer, employee and agent of a Holder of Securities or Participating Broker-Dealer shall have the same rights to contribution as such Holder of Securities or Participating Broker-Dealer, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed a Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). Notwithstanding any other provision of this Section 5(d), no Holder of the Securities shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or

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cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6. Additional Interest Under Certain Circumstances.

(a) Additional interest (the “Additional Interest”) with respect to the Transfer Restricted Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (ii) below being herein called a “Registration Default”):

(i) the Registered Exchange Offer has not been consummated on or prior to the Consummation Deadline;
(ii) the Company is obligated to file a Shelf Registration Statement pursuant to Section 2 of this Agreement and such Registration Statement is not declared effective by the relevant Effectiveness Deadline; or
(iii) any Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective during the period specified in Section 1 and Section 2(b) of this Agreement, except, in the case of the Exchange Offer Registration Statement, following the consummation of the Exchange Offer with respect to all Securities tendered in connection therewith prior to the expiration of the Exchange Offer or (B) such Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) such Registration Statement is a Shelf Registration Statement that has expired before a replacement Shelf Registration Statement has become effective, causing an interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions of such Securities during a time when the Company remains under an obligation to keep a Shelf Registration Statement effective pursuant to this Agreement.

Additional Interest shall accrue on the Transfer Restricted Securities over and above the interest set forth in the title of the Transfer Restricted Securities, from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum (the “Additional Interest Rate”) for the first 90-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum

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Additional Interest Rate of 0.50% per annum; provided that the Company shall in no event be required to pay Additional Interest for more than one Registration Default at any given time. Following the earlier of the date that all Registration Defaults are cured and a Security ceases to be a Transfer Restricted Security, the accrual of Additional Interest will cease.

(b) A Registration Default referred to in Section 6(a)(ii) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 45 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c) Any amounts of Additional Interest due pursuant to Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Transfer Restricted Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Transfer Restricted Securities and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprising twelve 30-day months), and the denominator of which is 360.

(d) “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been exchanged by a person other than a broker-dealer for an Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or (v) such Security ceases to be outstanding.

7. Rules 144 and 144A. The Company and the Guarantors shall use their commercially reasonable efforts to file the reports required to be filed by them under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, the Company and the Guarantors will, upon the request of any Holder of Securities that are “restricted securities” within the meaning of Rule 144 and are not saleable pursuant to Rule 144(d), make publicly available other

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information so long as necessary to permit sales of such Holders’ Securities pursuant to Rules 144 and 144A. The Company and the Guarantors covenant that they will take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company and the Guarantors to register any of their securities pursuant to the Exchange Act.

8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering, subject to approval by the Company, which will not be unreasonably withheld or delayed.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) timely completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. Miscellaneous.

(a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and the Guarantors to comply with their obligations under Sections 1 and 2 hereof may result in material irreparable injury to the Purchasers or the Holders for which there may be no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder shall be entitled to seek such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Sections 1 and 2 hereof. The Purchasers and the Holders acknowledge and agree that the Additional Interest provided by Section 6 of this Agreement shall be the exclusive monetary remedy available to Holders for any Registration Default.

(b) Joinders. Promptly following the Issue Date (and, in no event later than such time as the applicable Additional Subsidiary Guarantor will become a guarantor under the Company’s senior secured credit agreement, the Company shall cause the Additional Guarantors to join this Agreement by executing and delivering to the Representative the Registration Rights Joinder.

(c) No Inconsistent Agreements. On or after the date of this Agreement, the Company will not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent

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with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except in writing by the Company on behalf of itself and the Guarantors and the written consent of the Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or consents. Without the consent of the Holder of each Security, however, no modification may change the provisions relating to the payment of Additional Interest. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being tendered pursuant to the Registered Exchange Offer or sold pursuant to a Shelf Registration and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being tendered or being sold by such Holders pursuant to such Shelf Registration.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile or other customary electronic transmission, or air courier which guarantees overnight delivery:

(1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(2) if to the Purchasers:
Goldman, Sachs & Co.
Attn: Registration Department
200 West Street
New York, New York 10282
with a copy (which shall not constitute notice) to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Fax No.: 212-269-5420
Attn: Geoffrey Liebmann

(3) if to the Company or any of the Guarantors, at its address as follows:
HealthSouth Corporation
3600 Grandview Parkway, Suite 200

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Birmingham, AL 35243
Fax No.: (205) 262-3948
Attn: John P. Whittington, Executive Vice President, General Counsel and Corporate Secretary

with a copy (which shall not constitute notice) to:
Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001-4956
Fax No.: (202) 662-6291
Attn: Michael Riella

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; when receipt is acknowledged (whether automated acknowledgment or acknowledgment by the recipient), if sent by other electronic communication; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(f) Third Party Beneficiaries. The Holders and the indemnified parties described in Section 5 shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(g) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION. The Company, each Guarantor and each of the Purchasers hereby irrevocably waives, to the fullest

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extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(m) Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the parties hereto with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Purchasers, the Guarantors and the Company in accordance with its terms.

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Very truly yours,
HealthSouth Corporation
By: /s/ Douglas E. Coltharp________
Name: Douglas E. Coltharp
Title: Executive Vice President and Chief Financial Officer

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GUARANTORS:

CMS Jonesboro Rehabilitation, Inc.
Continental Medical of Arizona, Inc.
Continental Medical Systems, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
HEALTHSOUTH LTAC of Sarasota, Inc.
HEALTHSOUTH of Dothan, Inc.
HEALTHSOUTH of Nittany Valley, Inc.
HEALTHSOUTH of South Carolina, Inc.
HEALTHSOUTH of Spring Hill, Inc.
HEALTHSOUTH of Treasure Coast, Inc.
HEALTHSOUTH of Yuma, Inc.
HEALTHSOUTH Rehabilitation Center, Inc.
HEALTHSOUTH Rehabilitation Center of New Hampshire, Inc.
HealthSouth Rehabilitation Hospital of Austin, Inc.
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.
HealthSouth Rehabilitation Hospital of Montgomery, Inc.
HealthSouth Rehabilitation Hospital of San Juan, Inc.
HealthSouth Rehabilitation Hospital of Texarkana, Inc.
HealthSouth Rehabilitation Hospital The Woodlands, Inc.
HealthSouth Rehabilitation Institute of San Antonio, (RIOSA), Inc.
Lakeshore System Services of Florida, Inc.
Rehab Concepts Corp.
Rehabilitation Hospital of Colorado Springs, Inc.
Rehabilitation Hospital of Nevada-Las Vegas, Inc.
Sherwood Rehabilitation Hospital, Inc.
Tarrant County Rehabilitation Hospital, Inc.
Tyler Rehabilitation Hospital, Inc.
Western Neuro Care, Inc.

By: _/s/ Edmund M. Fay______
Name: Edmund M. Fay
Title: Authorized Signatory

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Lakeview Rehabilitation Group Partners
By: Continental Medical of Kentucky, Inc.
Its: General Partner
Southern Arizona Regional Rehabilitation Hospital, L.P.
By: Continental Rehabilitation Hospital of Arizona, Inc.
Its: General Partner

Western Medical Rehab Associates, L.P.
By: Western Neuro Care, Inc.
Its: General Partner

By: _/s/ Edmund M. Fay______
Name: Edmund M. Fay
Title: Authorized Signatory

[Signatures Continued on Next Page]

Advantage Health, LLC
HealthSouth Arizona Real Estate, LLC
HealthSouth Aviation, LLC
HealthSouth Bakersfield Rehabilitation Hospital, LLC
HealthSouth California Real Estate, LLC
HealthSouth Cardinal Hill Rehabilitation Hospital, LLC
HealthSouth Colorado Real Estate, LLC
HealthSouth Deaconess Holdings, LLC
HealthSouth East Valley Rehabilitation Hospital, LLC
HealthSouth Harmarville Rehabilitation Hospital, LLC
HealthSouth Johnson City Holdings, LLC
HealthSouth Joint Ventures Holdings, LLC
HealthSouth Kansas Real Estate, LLC
HealthSouth Kentucky Real Estate, LLC
HealthSouth Littleton Rehabilitation, LLC
HealthSouth Martin County Holdings, LLC
HealthSouth Middletown Rehabilitation Hospital, LLC
HealthSouth Nevada Real Estate, LLC
HealthSouth New Mexico Real Estate, LLC
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC
HealthSouth Ohio Real Estate, LLC
HealthSouth Owned Hospitals Holdings, LLC
HealthSouth Pennsylvania Real Estate, LLC
HealthSouth Plano Rehabilitation Hospital, LLC
HealthSouth Properties, LLC
HealthSouth Reading Rehabilitation Hospital, LLC
HealthSouth Real Estate, LLC
HealthSouth Real Property Holding, LLC
HealthSouth Rehabilitation Hospital at Drake, LLC
HealthSouth Rehabilitation Hospital of Arlington, LLC
HealthSouth Rehabilitation Hospital of Beaumont, LLC
HealthSouth Rehabilitation Hospital of Charleston, LLC
HealthSouth Rehabilitation Hospital of Cypress, LLC
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC
HealthSouth Rehabilitation Hospital of Fort Worth, LLC
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC
HealthSouth Rehabilitation Hospital of Gadsden, LLC
HealthSouth Rehabilitation Hospital of Henderson, LLC
HealthSouth Rehabilitation Hospital of Humble, LLC
HealthSouth Rehabilitation Hospital of Largo, LLC
HealthSouth Rehabilitation Hospital of Las Vegas, LLC
HealthSouth Rehabilitation Hospital of Marion County, LLC
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC
HealthSouth Rehabilitation Hospital of Miami, LLC
HealthSouth Rehabilitation Hospital of Midland/Odessa, LLC
HealthSouth Rehabilitation Hospital of Modesto, LLC
HealthSouth Rehabilitation Hospital of New Mexico, LLC
HealthSouth Rehabilitation Hospital of Newnan, LLC
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC
HealthSouth Rehabilitation Hospital of Petersburg, LLC

HealthSouth Rehabilitation Hospital of Sarasota, LLC
HealthSouth Rehabilitation Hospital of Seminole County, LLC
HealthSouth Rehabilitation Hospital of Sewickley, LLC
HealthSouth Rehabilitation Hospital of South Jersey, LLC
HealthSouth Rehabilitation Hospital of Sugar Land, LLC
HealthSouth Rehabilitation Hospital of Tallahassee, LLC
HealthSouth Rehabilitation Hospital of Utah, LLC
HealthSouth Rehabilitation Institute of Tucson, LLC
HealthSouth Savannah Holdings, LLC
HealthSouth Scottsdale Rehabilitation Hospital, LLC
HealthSouth Sea Pines Holdings, LLC
HealthSouth South Carolina Real Estate, LLC
HealthSouth Specialty Hospital of North Louisiana, LLC
HealthSouth Sub-Acute Center of Mechanicsburg, LLC
HealthSouth Sunrise Rehabilitation Hospital, LLC
HealthSouth Support Companies, LLC
HealthSouth Texas Real Estate, LLC
HealthSouth Tucson Holdings, LLC
HealthSouth Utah Real Estate, LLC
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC
HealthSouth Virginia Real Estate, LLC
HealthSouth Walton Rehabilitation Hospital, LLC
HealthSouth West Virginia Real Estate, LLC
HealthSouth Westerville Holdings, LLC
HealthSouth of East Tennessee, LLC
HealthSouth of Erie, LLC
HealthSouth of Fort Smith, LLC
HealthSouth of Pittsburgh, LLC
HealthSouth of Toms River, LLC
HealthSouth of York, LLC
New England Rehabilitation Management Co., LLC
Print Promotions Group, LLC
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Hospital of Plano, LLC
Rehabilitation Institute of Western Massachusetts, LLC

By: _/s/ Edmund M. Fay______
Name: Edmund M. Fay
Title: Authorized Signatory

The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first written above.

GOLDMAN, SACHS & CO. as Representative of the several Purchasers.

By: _/s/ Michael Hickey_____

Name:     Michael Hickey
Title: Managing Director

ANNEX A

$350,000,000

HealthSouth Corporation
5.75% Senior Notes due 2024

REGISTRATION RIGHTS JOINDER
[ ]
Goldman, Sachs & Co.,
As Representative of the several Purchasers
200 West Street
New York, New York 10282-2198

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement (the “Registration Rights Agreement”) dated August 7, 2015, among HealthSouth Corporation, a Delaware corporation (the “Company”), certain affiliates of the Company party thereto and Goldman, Sachs & Co., as representative for the several Purchasers named therein (in such capacity, the “Representative”), concerning certain registration rights provisions with respect to the $350,000,000 aggregate principal amount of 5.75% Senior Notes due 2024 issued by the Company. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Registration Rights Agreement. This agreement (this “Registration Rights Joinder”) is the “Registration Rights Joinder” referred to in the Registration Rights Agreement.
Each of the Additional Subsidiary Guarantors, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agrees to join, and to become bound by the terms, conditions, covenants, agreements, indemnities and other provisions of, the Registration Rights Agreement as a “Guarantor”, in each case with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally a party thereto, and as if such party executed the Registration Rights Agreement on the date thereof.
If the foregoing is in accordance with your understanding, please indicate your acceptance of this Registration Rights Joinder by signing in the space provided below.

Very truly yours,

[Additional Subsidiary Guarantor Signature Blocks]

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where those Initial Securities were acquired by that broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX C

Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

ANNEX D

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 201 , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.
The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. The Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than transfer taxes and commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

ANNEX E

[ ]    CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
Name:    __________________________________
Address:     __________________________________
If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.